Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of November 3, 2015, by and among CENTRAL GARDEN & PET COMPANY, a Delaware corporation (“Borrower Representative”), each of the other Borrowers party hereto (the Borrower Representative and the other Borrowers, collectively, the “Credit Parties”), the Lenders party hereto, and SUNTRUST BANK, as the administrative agent for itself and on behalf of the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Credit Parties, the Lenders, and the Administrative Agent have executed and delivered that certain Credit Agreement dated as of December 5, 2013 (as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers seek to refinance their outstanding Senior Subordinated Notes with new senior unsecured notes;

WHEREAS, in connection with such refinance, the Credit Parties have requested that the Administrative Agent and the Lenders party hereto amend certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders party hereto have agreed to such amendments, in each case subject to the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the parties hereto hereby covenants and agrees as follows:

SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

SECTION 2. Amendments to Credit Agreement.

(a) Amendment to Section 1.1. The following definition in Section 1.1 of the Credit Agreement is amended so that it reads, in its entirety, as follows:

“Permitted Refinancing Indebtedness” shall mean refinancings, renewals, exchanges, or extensions of Indebtedness so long as: (a) such refinancings, renewals, exchanges, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, exchanged, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto; (b) such refinancings, renewals, exchanges or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, exchange, or extension) of the

Indebtedness so refinanced, renewed, exchanged, or extended, nor are they on terms or conditions that, taken as a whole, are less favorable in any material respect to the Credit Parties, taken as a whole, than those of the Indebtedness being refinanced or extended; (c) if the Indebtedness that is refinanced, renewed, exchanged, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, exchange, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, exchanged or extended Indebtedness; (d) the Indebtedness that is refinanced, renewed, exchanged, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, exchanged, or extended and such Person’s Subsidiaries; and (e) no Default or Event of Default is continuing or would result from such refinancing, renewal, exchange or extension of such Indebtedness; provided, however, the requirements set forth in clause (c) shall not apply in the case of a refinancing of the Senior Subordinated Notes with the proceeds of unsecured notes.

SECTION 3. Conditions Precedent. This Agreement shall become effective only upon satisfaction or waiver of the following conditions precedent except as otherwise agreed between the Borrowers and the Administrative Agent:

(a) The Administrative Agent’s receipt of this Agreement duly executed by each of (i) the Credit Parties, (ii) the Majority Lenders, and (iii) the Administrative Agent; and

(b) The Credit Parties shall have paid all other fees due and payable on or prior to the effective date of this Agreement, including, without limitation, all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the transactions contemplated hereby and required to be reimbursed by the Credit Parties hereunder or under any other Loan Document.

SECTION 4. Miscellaneous Terms.

(a) Loan Document. For avoidance of doubt, the Credit Parties, the Lenders party hereto, and the Administrative Agent each hereby acknowledges and agrees that this Agreement is a Loan Document.

(b) Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Credit Parties.

(c) No Novation or Mutual Departure. The Credit Parties expressly acknowledge and agree that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above, and (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from any Credit Party to the Administrative Agent or the Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the

2

other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d) Ratification. The Credit Parties hereby restate, ratify, and reaffirm all of their obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which they are parties effective as of the date hereof.

(e) No Default. To induce Lenders to enter into this Agreement, Borrowers hereby acknowledge and agree that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of Borrowers or arising out of or with respect to any of the Loans or other obligations of Borrowers owed to Lenders under the Credit Agreement or any other Loan Document.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(g) Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

(h) Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.

(i) Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(j) Further Assurances. The Credit Parties agree to take, at the Credit Parties’ expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(k) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

3

(l) Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURES ON FOLLOWING PAGES]

4

IN WITNESS WHEREOF, each of the Borrowers, Administrative Agent and Lenders party hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

BORROWERS:

CENTRAL GARDEN & PET COMPANY

By:	/s/ Lukas Cadil
Name: Lukas Cadil
Title: Vice President-Finance & Treasurer

PENNINGTON SEED, INC.
GULFSTREAM HOME & GARDEN, INC.
KAYTEE PRODUCTS INCORPORATED
FOUR PAWS PRODUCTS, LTD.
NEW ENGLAND POTTERY, LLC
MATSON, LLC ALL-GLASS AQUARIUM CO., INC. PETS INTERNATIONAL, LTD.
T.F.H. PUBLICATIONS, INC.
B2E BIOTECH, LLC
B2E CORPORATION
GRO TEC, INC.
WELLMARK INTERNATIONAL
FARNAM COMPANIES, INC.

By:	/s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary

ADMINISTRATIVE AGENT AND A LENDER:

SUNTRUST BANK, as the Administrative Agent and a Lender

By:	/s/ J. Matney Gornall
Name: J. Matney Gornall
Title: Vice President

LENDERS:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jeffrey A. Kessler
Name: Jeffrey A. Kessler
Title: Vice President

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Kara Goodwin
Name: Kara Goodwin
Title: Managing Director

BANK OF THE WEST, as a Lender

By:	/s/ Dan McCartney
Name: Dan McCartney
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Gregory A. Jones
Name: Gregory A. Jones
Title: SVP

COBANK, ACB, as a Lender

By:	Kristina Jensen
Name: Kristina Jensen
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Reza Sabahi
Name: Reza Sabahi
Title: Duly Authorized Signer